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                                                                   EXHIBIT 23.1

The Board of Directors IMPATH Inc.

  We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey

February 13, 1998